LETTER OF INTENT

KAILONG HIGH TECHNOLOGY CO., LTD.
AND
LIQTECH INTERNATIONAL, INC. (NYSE MKT: LIQT)

凯龙高科技股份有限公司 与
LIQTECH INTERNATIONAL, INC. (纽交所代码: LIQT)

合作意向书

This letter of intent (the "LOI") is an indication of terms pursuant to which Kailong High Technology Co., Ltd. ("Kailong") and LiqTech International, Inc. ("LIQT") would form a joint venture. This LOI is binding on the parties pending execution of definitive agreements except with respect to the Confidentiality section herein.

本合作意向书（以下简称"意向书"）概述了凯龙高科技股份有限公司（以下简称"凯龙"）与 LiqTech International, Inc. (以下简称"LIQT") 即将成立合资公司的指导性条款。 本文件作为双方签订正式合作协议的框架。

REMARKS **备注**	This letter of intent is applicable when Kailong doesn't subscribe LIQT shares by September 30, 2016 due to the condition in the clause of "Investment in LiqTech by Kailong " in the first LOI not met. 如果凯龙于 2016 年 9 月 30 号之前没有购买 LIQT 的股票（即第一份协议书中"凯龙投资 LIQT"的条款"没有实现），按此份合作意向书执行。
JOINT VENTURE **关于合资公司**	
Purpose: 目的	To create a joint venture entity, to be located in Jiangsu province, China, that will produce Diesel Particulate Filters ("DPF") for the automotive industry. 双方在中国江苏省共同投资一家合资公司，生产用于汽车工业的 DPF（柴油颗粒捕集器）产品。
Ownership: 股权结构	- 70% owned by Kailong High Technology Co., Ltd., - 凯龙高科技股份有限公司占 70%股份 - 30% owned by LIQT - LIQT 占 30%股份
Capital Contribution: 资本组成	Registered capital to be 90,000,000 RMB: 注册资本 9000 万人民币： - 90,000,000 RMB shall be equity and Kailong shall invest 63,000,000RMB for 70% ownership, and LIQT's 30% ownership is consists of 13,500,000RMB cash plus its full technology know-how and IP right transfer that LIQT arrange asset assessment for the IP

	rights equal to intangible value of 13,500,000RMB. - 9000 万元注册资本由下列方式构成：凯龙出资 6300 万元占 70%股份，LIQT 出资 1350 万元和转让其所有的专利技术（估价 1350 万元），占 30%的股份。
Use of Capital Contribution: 资本用途	The capital will be utilized to establish a fully operational factory in a leased building arranged by Kailong with a capacity of producing 2,000,000 L of DPFs. The production capacity can be progressively established by the following stages: - The first stage: annual capacity 1,000,000L, by the end of 2017 - The second stage: annual capacity 2,000,000 L, by the end of 2018 该投资主要用于在凯龙现有厂房内建立起能完全稳定运营的年产 200 万升的 DPF 工厂。具体分阶段实施如下： 第一阶段，年产能 100 万升，于 2017 年底前完成。 第二阶段，年产能 200 万升，于 2018 年底前完成。
Factory Main Equipment 工厂所需主要设备	- Furnace- 窑炉 - Straining- 炼泥机 - Extruder - 挤出成型机 - Mixing- 混料机 - Wet Cutting- 切割机 - Dry Cutting (Diamond Tools) - 切断机 - Micro Wave Drying - 微波炉干燥机 - Laser Marking - 激光打标机 - Integrity Test- 机械性能测试 - Grinding- 磨削机 - Air Stock- 空气中干燥 - Electricity - 电力耗费
Personnel: 人员安排	- Kailong will provide the personnel to configure the factory -凯龙负责安排人员进行运营筹划和工厂布局。 - Liqtech will provide the personnel to configure the technology -LIQT 则负责安排人员进行技术方案落地。
Operations/Planning Considerations: 运营策划及计划管理方面的考量	-Both parties will contribute to the business operation and strategic management of Joint Venture -双方将共同致力于合资公司的业务运营以及战略管理 - Kailong will be focusing on the sale and marketing, production, procurement, etc. LIQT will be focusing on the implementation of technology, process and know-how (i.e. guarantee the product specification and performance to meet the Chinese V/VI emissions regulations standards), quality assurance (i.e. over 95%). Kailong and Liqtech will jointly work to achieve cost control (to achieve the cost at 80 RMB / L).

	凯龙将负责合资公司的市场营销，生产，采购业务等，LIQT 将负责合资公司的技术及工艺（产品参数和性能满足中国市场国五，国六排放法规要求），质量（95%以上合格率）. 双方都将致力于成本控制（目标 80 人民币/升）。 - Kailong shall provide detailed product costs and margin calculations based on expected local conditions - 凯龙将提供根据本地情况核算的产品成本和毛利详情。 - Kailong shall negotiate subsidized conditions with local governmental units including tax incentives, utility costs, benefits from foreign direct investments, etc. - 凯龙负责落实当地政府的各项投资优惠和补贴政策，比如税务，水电基建及外资相关的优惠等。 - Kailong shall substantiate the sales pipeline by providing customer type, product types and forecast delivery schedules - 凯龙将加强销售渠道的落实，提供客户类型，产品类型和交付计划等。 - LIQT shall prepare at the technology transfer, training schedule, products research updating and technical support. After the implementation of technology transfer, the Joint Venture will exclusively own the full intellectual property rights. - LIQT 将准备技术转让，培训计划，产品研发升级及技术支持. 当技术转让实施完成后，LIQT 的全部技术及知识产权的所有权归属合资公司独家所有。 - When the LOI has been signed, LIQT is not allowed to take further attempt with other companies to start other projects involving the related DPF technology in China -且签署合作意向书后，LIQT 不得在中国与其他公司进行洽谈涉及此相关技术的合作项目。 - JV is committed to explore the opportunity of selling and producing water treatment systems in China. LIQT grants JV a Non-Exclusive right to sell Water Treatment systems and Water Treatment Membranes in China and agree to assist Kailong with system development education and training of engineers 合资公司将在中国开发生产和销售 LIQT 的水处理系统项目。LIQT 将向合资公司授权使用水处理技术和过滤膜产品（非独家使用）；并且同意协助凯龙开发水处理技术和系统，并对凯龙工程师进行培训。 - The timeline for the first-phase of serial production will be no later than the second half of fiscal year 2017 - 合资公司的第一期量产时间表，应该不得晚于 2017 财政年下半年。

Projections: 投资预测	**2018** Operation - Capacity of 1,000,000 L - Revenue: 130,000,000 RMB - Production cost: 50%; 65,000,000 RMB - Operational cost - 15%; 19,500,000 RMB - Depreciation – 10%; 4,500,000 RMB - Market cost Kailong: 20,000,000 RMB - Profit before Tax: 21,000,000 RMB - Tax – 20%; 4,200,000 RMB - NET INCOME: 16,800,000 RMB - Net Income will be distributed as a dividend to the investors as follows: - Kailong: 70% - LIQT: 30% **2019** Operation - Capacity of 2,000,000 L - Revenue: 260,000,000 RMB - Production cost: 50%: 130,000,000 RMB - Operational cost - 15%: 39,000,000 RMB - Depreciation – 10%: 9,000,000 RMB - Profit before Tax: 82,000,000 RMB - Tax – 20%: 16,400,000 RMB - NET INCOME: 65,600,000 RMB - Net Income will be distributed as a dividend to the investors as follows: - Kailong: 70% - LIQT: 30%
Running royalty 技术专利提成	A running royalty equal to 15RMB per liter for 2018,2019 and 2020 技术专利提成为：在 2018, 2019 及 2020 年度每升 15 元人民币
Market value and customer network	JV will pay Kailong a fee of 19,800,000RMB for the market value customer base.

市场价值和客户渠道	The amount will be obtained by the following: 6,600,000RMB will be paid when the JV have sold 500,000L, 6,600,000RMB will be paid when the JV have sold 750,000L and 6,600,000RMB will be paid when the JV have sold 1.000.000L 合资公司应支付凯龙的市场价值及客户渠道费用为 1980 万元人民币。总金额将按照以下方式支付： 在合资公司销售 50 万 L 时支付 660 万元人民币， 在合资公司销售 75 万 L 时支付 660 万元人民币， 在合资公司销售 100 万 L 时支付 660 万元人民币。
Best Efforts: 齐心协力	Kailong and LIQT will work diligently and provide their best efforts to establish an optimal configuration of factory planning. 凯龙和 LIQT 将争分夺秒，尽最大努力，将合资工厂规划得最优。
MISCELLANEOUS **其他事项**	
Definitive Agreements: 确定协议:	The parties shall enter into all necessary agreements containing the terms and conditions set forth in this LOI, as well as other terms and conditions customary to such agreements, prior to December 31st, 2016 双方将根据该意向书的各项条款于 2016 年 12 月 31 日之前签署正式的各项合作协议。
Confidentiality: 保密条款:	This LOI is confidential, and none of its provisions or terms shall be disclosed to anyone who is not Kailong or LIQT, an officer or director of the foregoing, or their agents, advisers or legal counsels, unless required by law, <u>provided that</u>, LIQT may issue press releases detailing the strategic relationship between the parties and may file any disclosure documents with the U.S. Securities and Exchange Commission regarding the subject matter of this LOI and of any agreements between the parties as LIQT deems appropriate. Meanwhile Kailong is also obligated to submit to the China securities regulatory commission relevant disclosure documents. 本合作意向书属于商业机密，意向书中所有内容不得向凯龙或 LIQT 除公司高管，授权代理，咨询师，法律顾问以外的任何人透露。但下述情况除外：LIQT 在认为合适的情况下可能向媒体发布双方的战略合作关系，也有可能向美国证券交易委员会提交与该意向书和后续相关合作协议的信息披露文件，同时凯龙也有义务向中国证监会提交相关的披露文件。

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签名见下页

COMPANY:**公司名称**

LIQTECH INTERNATIONAL, INC.

By 签名: ______________________________
Name 姓名: Aldo Petersen
Title 职务: Chairman of the Board of Directors
董事长

COMPANY:**公司名称**

KAILONG HIGH TECHNOLOGY CO., LTD.
凯龙高科技股份有限公司

By 签名: ______________________________
Name 姓名: 臧志成
Title 职务: Chairman of the Board of Directors
董事长